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                                                                     EXHIBIT 4.2


                          FIRST SUPPLEMENTAL INDENTURE

     This First Supplemental Indenture is made as of this 20th day of August, 1997 by and among SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (the "Company"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Trustee").

                                    RECITALS

     A. The Company, Sun Communities, Inc., a Maryland corporation ("Sun"), and the Trustee entered into an Indenture dated as of April 24, 1996 (the "Indenture").

     B. Any capitalized term not defined herein shall have the meaning assigned to it in the Indenture.

     C. Section 901(9) of the Indenture provides that the Company and the Trustee may amend the Indenture without notice to or consent of any Holders of Securities with respect to matters or questions arising under the Indenture which are not inconsistent with the provisions of the Indenture as long as such provisions do not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.

     D. The Company has determined that the amendments described below will not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. The following definition is added to Section 101 of the Indenture:

      "Specified Currency" means the currency or composite currency in which a particular Security is denominated, or, if such currency or composite currency is no longer legal tender for the payment of public and private debts, such other currency or composite currency of the relevant country which is then legal tender for the payment of such debts.

     2. The following sentence is added to the end of the first paragraph of
Section 307 of the Indenture:

      Notwithstanding the foregoing, a Holder of Ten Million and 00/100 Dollars ($10,000,000) (or, if the Specified Currency is other than United States dollars, the equivalent thereof in such Specified Currency) or more in aggregate principal amount of Registered Securities (whether having identical or different terms and provisions) will be entitled to receive interest payments, if any, on any Interest Payment Date other than on the date of Maturity by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing (in accordance with the notice requirements contained in Section 105) by the Trustee not less than 15 days prior to such Interest Payment Date. Any such wire transfer instructions received by the Trustee shall remain in effect until revoked by such Holder.

     3. Except as modified herein, the Indenture remains unchanged, and, as modified, continues in full force and effect.



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     IN WITNESS WHEREOF, the undersigned have executed this First Supplemental
Indenture on the above date.


                                             SUN COMMUNITIES OPERATING
                                             LIMITED PARTNERSHIP, a Michigan
                                             limited partnership


                                             By:  Sun Communities, Inc., a
                                                  Maryland corporation


                                             By:
                                                  -----------------------------
                                                  Jeffrey P. Jorissen, Senior
                                                  Vice President, Treasurer,
                                                  Chief Financial Officer, and
                                                  Secretary



                                             BANKERS TRUST COMPANY,
                                             as Trustee


                                             By:
                                                ------------------------------
                                                   Title:


ATTEST


By:
   --------------------------
     Title: